                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.12

                               SWORN TRANSLATION

                                     PART I

-------------------------------------------------------------------------------------------------
1. SHIPBROKER                                   2. PLACE AND DATE

Not applicable                                  Madrid, October 2, 1000
-------------------------------------------------------------------------------------------------
3. OWNER/PLACE OF BUSINESS                      4. CHARTERER/PLACE OF BUSINESS

POSEIDON GAS AIE                                NAVIERA F. TAPIAS GAS III, S.A.
C/ General Gutierrez 4                          C7 Musgo 5
38003 Santa Cruz de Tenerife                    28023 Madrid
-------------------------------------------------------------------------------------------------
5. VESSEL'S NAME, CALL SIGN AND FLAG.

Spain. Special Registry of the Canary Islands

-------------------------------------------------------------------------------------------------
6. TYPE OF VESSEL.                              7. GRT/NRT.
                                                93,450 GRT, 28040 NRT
LNG Carrier.

-------------------------------------------------------------------------------------------------
8. WHEN/WHERE BUILT.                            9. TOTAL DWT (ABT.) IN METRIC TONS ON
                                                SUMMER FREEBOARD.
Astilleros de Sestao S.R.L.
                                                68,200 dwt at design draft of 11,40m
-------------------------------------------------------------------------------------------------
10. CLASS                                       11. DATE OF LAST SPECIAL SURVEY BY THE
                                                VESSEL'S CLASSIFICATION SOCIETY.
LLOYDS REGISTER
                                                Not applicable
-------------------------------------------------------------------------------------------------
12. FURTHER PARTICULAR OF THE VESSEL.

New vessel

-------------------------------------------------------------------------------------------------
13. PORT OR PLACE OF DELIVERY                   14. TIME FOR DELIVERY.     15. CANCELLING DATE.
Barcelona-Monoir range
                                                See Additional Clause 1.   See Additional Clauses

-------------------------------------------------------------------------------------------------
                                                16. PORT OR PLACE OF REDELIVERY

                                                See Additional Clause 25
-------------------------------------------------------------------------------------------------

                               SWORN TRANSLATION

-------------------------------------------------------------------------------------------------
17. RUNNING DAYS NOTICE.                        18. FREQUENCY OF DRY-DOCKING.
Not applicable                                  30-42 months.

-------------------------------------------------------------------------------------------------
19. TRADING LIMITS.

See Additional Clause

-------------------------------------------------------------------------------------------------
20. CHARTER PERIOD.                             21. CHARTER HIRE.

                                                See Additional Clause 3.

-------------------------------------------------------------------------------------------------
22. INTEREST APPLICABLE TO DEFAULTS.            23. CURRENCY AND METHOD OF PAYMENT.

                                                Euro. See Additional Clause 4.

-------------------------------------------------------------------------------------------------
24. PLACE OF PAYMENT, ALSO STATE BENEFICIARY    25. BANK GUARANTEE/BOND-SUM AND PLACE.
AND BANK ACCOUNT.
                                                See Additional Clause 26.
See Additional Clause 4.

-------------------------------------------------------------------------------------------------
26. MORTGAGES                                   27. INSURANCE

See Additional Clause 10.                       250,000,000 Euro

-------------------------------------------------------------------------------------------------
28. ADDITIONAL INSURANCE COVER                  29. ADDITIONAL INSURANCE COVER

-------------------------------------------------------------------------------------------------
30. LATENT DEFECTS.                             31. WAR CANCELLATION.

In accordance with Article X.2 of the           See Additional Clause 14
Construction Agreement

-------------------------------------------------------------------------------------------------
32. BROKERAGE COMMISSION AND TO WHOM PAYABLE.

Not applicable.

-------------------------------------------------------------------------------------------------
33. LAW AND PLACE OF ARBITRATION                34. NUMBER OF ADDITIONAL CLAUSES COVERING SPECIAL
                                                    PROVISIONS, IF AGREED
High Court of England and Wales
                                                35
-------------------------------------------------------------------------------------------------

                               SWORN TRANSLATION

PREAMBLE: It is mutually agreed for this agreement t be developed subject to the conditions included hereunder, which shall be included in Parts I, II and III. In the event of contradiction of the clauses of Part III, they shall prevail over the terms of Parts I and II to the extent of such contradiction.


SIGNATURE (OWNER)   SIGNATURE (CHARTERER)

                                     PART II

                                    RECITALS

1. The Charterer has executed on July 31, 2000 a shipbuilding contract (the "Shipbuilding Contract") with Astilleros de Sestao S.R.L. (the "Shipbuilder") whereby the Shipbuilder undertook to build the Vessel, and the Charterer to pay the price thereof in the terms and conditions provided thereunder. The expected delivery date of the Vessel is August 15, 2003. In its turn the Charterer and the Owner have executed on the date hereof a sale and purchase agreement (the "Sale and Purchase Agreement") under which the Charterer sells the Vessel to the Owner for the same price and on the same payment dates as provided in the Shipbuilding Contract. The Charterer shall deliver the Vessel to the Owner on the same date and simultaneously to the receipt of the Vessel by the Charterer from the Shipbuilder (the "Delivery Date").

2. As set forth in Clause 26 hereunder, the Charterer, on each payment date of the Shipbuilding Contract, shall pay into a deposit account in its name ("Deposit II") the amounts set forth in the Framework Agreement. The Charterer has had or shall have recourse to external financing to make part of Deposit II ("Loan III"). The Banks granting Loan III ("Banks III") require or shall require a naval mortgage over the Vessel (the "Mortgage") in order to ensure repayment of Loan III. Said security shall be granted by the Owner on the Delivery Date.

3. On the other hand, the Charterer has executed a Loan with CAIXABANK FRANCE ("Bank I") subject to the subsidies provided under Royal Decree 442/1994 ("Loan I"), and has reached an agreement with a series of financial entities whereby the latter will deliver to the Charterer, by payment into Deposit II, the net current value of subsidy 442 on the delivery date of the Vessel.

     Similarly, in order to meet the payments of the Sale and Purchase Agreement, the Owner has executed a Loan with CAIXABANK FRANCE ("Bank II") for an amount of 168,300,000 Euro ("Loan II"). The Charterer has accepted to pledge Deposit II in favour of Bank II as security for the repayment of Loan II ("Pledge II").

5. The Owner and the Charterer have also executed as of the date hereof or are going to execute a Framework Agreement (the "Framework Agreement"), agreeing the whole transaction set forth herein in part.

(The Shipbuilding Contract, Deposit II, Loan I, Loan II, Loan III, the Mortgage, Pledge II and the Framework Agreement shall be jointly called in this Agreement the Related Agreements).

                                    PART III

                               ADDITIONAL CLAUSES

1    DELIVERY

     The Vessel shall be delivered by the Owner to the Charterer for its use by the latter in accordance herewith, on the same date and at the same place as the Owner receives the

                               SWORN TRANSLATION

     Vessel from the Charterer in accordance with the Shipbuilding Contract. The Charterer will allocate the Vessel to the freight of Natural Gas, SDG, S.A., in accordance with the terms of the Time-Charter Agreement dated July 31, 2000.

     Delivery shall be deemed performed for all purposes relating hereto at the same time and place wherein, in accordance with the Sale and Purchase Agreement, the Charterer delivers the Vessel to the Owner, without the Charterer being entitled to reject the Vessel at this delivery. The Owner and the Charterer shall sign a Deed of Delivery of the Vessel for the purposes hereof, which document shall confirm delivery performed at such a time.

     As the Owner shall acquire the Vessel from the Charterer, who in its turn has executed the Shipbuilding Contract with the Shipbuilder, the Charterer acknowledges that it wishes to charter the Vessel under the terms and with the equipment and apparatus had by the Vessel at the time in which the Shipbuilder delivers it to the Owner. Consequently, the Charterer accepts that the Owner shall not be liable to the Charterer or to any third parties for the condition, suitability, operation, seaworthiness, value, design, equipment, quality, durability, merchantability or any other characteristics or attributes of vessels such as the Vessel.

     Pursuant to the foregoing, the Owner hereby assigns to the Charterer, upon delivery of the Vessel and if it should the titleholder thereof, any action or right (including warranties) against the Shipbuilder relating to the Shipbuilding Contract.

     In no event shall any controversies which may arise between the Charterer and the Shipbuilder or any other third party, relating to matters mentioned in the foregoing paragraphs, or any action, order or instruction of the Shipbuilder, of the Classification Society or of any other authority, rendering impossible or interrupting the use of the Vessel for any reason relating to the aforementioned matters affect the performance by the Charterer of all its obligations against the Owner in accordance herewith, which shall in no way be deemed suspended or reduced pursuant thereto.

2.   DURATION

     Although this Agreement will enter into force upon signature hereof, i.e., prior to the Delivery Date, the term of the charter of the Vessel shall be for a period (hereinafter, the "Term") which shall begin on the Delivery Date and shall end on December 31, 2006 (the "Expiry Date").

     The Term shall be binding upon both parties, and so may not be reduced, nor may this Agreement be terminated early, save for the grounds expressly mentioned hereunder.

     Although the Term is set for the benefit of both parties, the Charterer acknowledges that, taking into account the call and put options set forth hereunder and in the Related Agreements, and that the whole transaction has been agreed under the Fifteenth Additional Provision of the Law on Companies' Tax, an early termination hereof which does not respect the consequences provided for such case hereunder and in Related Agreements would cause the Owner substantial economic damage.

3.   CHARTER HIRE

     Charter hire, during the whole of the Term, shall be as set forth in
     Schedule 1 hereto, forming integral part hereof.

     The Charterer's obligations to pay charter hire under this Agreement and the Framework Agreement shall be absolute, irrespective of any contingency, including, but not limited to, the following:

     3.1. any set-off or counterclaim, indemnity, defence or other right held by the Charterer against the Owner (without prejudice to the possibility of exercising such rights so that it does not affect payment of the charter hire);

                               SWORN TRANSLATION

     3.2. any unavailability of the, Vessel, for any reason, including but not limited to any lack or invalidity of title, seaworthiness, condition, design, operation, merchantability or fitness for use or purpose of the Vessel or the ineligibility of the Vessel for any particular use or trade, or for registration of documentation under the laws of any relevant jurisdiction, or lack of registration, or the absence or withdrawal of any consent required under the applicable law of any relevant jurisdiction for the ownership, chartering, use or operation of the Vessel, or any damage to the Vessel;

     3.3 any lack of performance, or breach or delay in performance or compliance by any of the parties of the present Agreement (other than a breach by the Owner declared by a final court judgement or arbitration award), with or without breach on the part thereof, of any of the terms, conditions or other provisions hereunder or of any other Related Agreements;

     3.4 any insolvency, suspension of payments, bankruptcy, reorganisation, arrangement, readjustment of. debt, dissolution, administration, liquidation or similar proceedings by or against the Owner or the Charterer or any change in the constitution of the Owner or the Charterer;

     3.5 any invalidity or unenforceability (save for radical nullity by operation of law pursuant to lack of subject matter declared by a final judgement) or any defect in this Agreement or in any Related Agreements not attributable to the Owner.

     3.6 any other cause which would or might but for this Clause have the effect of terminating or in any way affecting any obligation of the Charterer hereunder, it being the intention of the parties that the Clauses of this Agreement and the obligations of the Charterer to pay charter hire and make any payments under this Agreement shall survive any such contingencies, and that no moneys paid under this Agreement by the Charterer to the Owner shall in any event or circumstance be refundable to the Charterer by the Owner, without prejudice to the exercise of any remedies corresponding to the Charterer, as the case may be, against any other third party.

4.   METHOD OF PAYMENT OF THE CHARTER HIRE

     In accordance with the provisions of Schedule 1, charter hire (except the first) shall be on an annual basis and shall be payable in accordance with the timetable set forth in the aforementioned Schedule. Such timetable is based, in dates and amounts, on the hypothesis of delivery of the Vessel on August 15, 2003. In the event of delay, such timetable may be adjusted, without impairment of the Charterer's interests, for which the parties undertake to execute any necessary documents for such purposes.

     Taking into account that the amounts deposited in Deposit II belong to the Charterer, and that the dates of payment of the charter hires coincide with the depreciation timetable and interest payment dates of Loan II, the parties hereunder agree that amounts owed by Bank II under Deposit II to collect Loan II shall be deemed paid by the Charterer to the Owner hereunder.

5.   TRAFFIC LIMITATIONS

     The Vessel shall be used for legitimate traffic, for transport of suitable and legal merchandise, within the geographical limits set forth in section 19.

     The Charterer undertakes not to use the Vessel nor allow it to be used other than in accordance with the terms hereof and of the insurance policies (including any explicit or implied warranties contained therein), without the prior approval of the insurers for such use and without meeting the requirements set thereby, such as payment of extra premiums.

                               SWORN TRANSLATION

     The Charterer also undertakes not to use the Vessel nor make it be used for any traffic or business which is forbidden by the laws of any country to which the Vessel may be directed or which may in any way render it capable of being sanctioned, or lead to its destruction, seizure or confiscation.

     Irrespective or other considerations contained herein, it is agreed to specifically exclude from the cargos permitted to be loaded or carried hereunder, nuclear fuels or radioactive products or waste.

6.   MAINTENANCE AND OPERATION

     6.1 Throughout the Term the Vessel shall remain for all purposes in full possession and at the absolute availability of the Charterer for its goals and under its complete control for all purposes. The Charterer shall, at its expense, maintain the Vessel, its engines, boilers, fittings and spare parts, in a good state of repair, in efficient operating conditions and in accordance with good trade maintenance practice, and shall maintain the Vessel in accordance with the class set forth in box 10 and with the remaining certificates required to be in force from time to time.

          The Charterer must take immediate action to perform necessary repairs in the appropriate time. Any repair, enhancement, structural changes or installation of new equipment required for the purposes of the foregoing paragraph shall be paid exclusively by the Charterer, whatever the price of such repairs or changes and without the high cost thereof, if this is the case, entitling it to early termination hereof.

          In the event that the repairs, enhancements, structural changes or installations of new equipment are performed at the will of the Charterer, the Owner hereby authorises such events, provided that (i) the Vessel maintains its class as provided under box 10, (ii) the market value of the Vessel does not decrease, (iii) the cost of such repairs or modifications is borne solely by the Charterer and (iv) it obtains the authorisation of Banks II and III, which shall not be unreasonably refused, especially when they are necessary for the Charterer to comply with the provisions of the Time-Charter Agreement.

          The Charterer shall provide and maintain any financial or any other kind of security required by any government, state, federal state, autonomous region, town council, port authority or any other authority for damages caused by pollution or for any other reason, so as to allow the Vessel, without penalty or surcharge, to legally enter, remain in or leave any port or location, territorial waters or contiguous waters of any nation, federal state, autonomous region or municipality in the performance hereof, without undue delay. This obligation shall apply whether or not such requirements have been legally imposed by the aforementioned governments or divisions or authorities. The Charterer shall take and maintain all necessary measures, either by providing a bond or in any other manner acceptable for the authority in question in order to meet such requirements, at its exclusive expense.

     6.2 The Charterer and its representatives shall be responsible for the fitting out, navigation, operation, supply, fuel and repair of the Vessel, whenever necessary during the Term or at any other time during which the Charterer has possession of the Vessel, and shall pay all of the taxes, expenses and charges, regardless of their nature or type, either incidental or for the use and operation of the Vessel under this Agreement, including any state, autonomous region, municipal, Spanish or foreign tax, even if the taxpayer should for any reason be the Owner. The captain, officers and other crew of the Vessel shall be employees of the Charterer for all purposes. The Owner shall not be entitled to appoint any of the crew of the Vessel.

          The Charterer shall comply with all regulations concerning officers and crew in force in the Vessel's country of registration and with the regulations in force in its own country.

                               SWORN TRANSLATION

     6.3 Throughout the Term of the Agreement, the Vessel shall remain under and fly the flag indicated in box 5 and shall be registered and kept registered during the whole Term in the so-called Second Canary Islands Registry. However, the Charterer shall be entitled to paint the Vessel in its own colours, install and exhibit its logo on the stack and raise its own flag. Painting and repainting, installation and re-installation shall be borne by the Charterer, and the time used therefor shall count as charter time.

     6.4 The Charterer may make use of all of the tools, items of equipment and devices on board the Vessel at the time of delivery, as long as the same or their equivalent are returned to the Owner in the same good condition as they were received, normal wear and tear excepted; the Charterer, from time to time during the Term, shall replace these items of equipment when they are so worn or torn that they are unusable. The Charterer must procure that all reparations or renovations of any part of a broken, worn or lost equipment are performed in such a way (both as regard quality of materials and workmanship) that the value of the Vessel is not reduced. The Charterer may incorporate at its cost to the Vessel the additional equipment considered suitable, to the extent that it improves the nautical or operational capacity of the Vessel, although it will be obliged to withdraw it at the end of the Term if the Owner should request it.

          Any item of equipment that is not installed upon delivery of the Vessel but which is necessary for navigation, shall be acquired, installed, maintained, repaired and replaced for the account of and at the risk of the Charterer.

     6.5 The Charterer shall place the Vessel in dry-dock and/or shall clean and paint it in accordance with requirements of the competent authority and/or for the Vessel's class requirements as set forth in box 10.

7.   INSPECTION

     The Owner and its agents shall have the right to inspect or survey the Vessel, or appoint a duly authorised surveyor to do so, on its behalf to ensure the condition of the Vessel and to ascertain that the Vessel is being properly maintained and repaired. Surveys may only take place in dry-docking where the Vessel is in such situation pursuant to a decision by the Charterer. All the time taken for the inspection shall count as charter time and shall form part of the Term. Inspections or surveys by the Owner shall take place reasonably and without interfering with the Vessel's normal operation. Any inspection which entails manipulations of the Vessel shall coincide with ordinary inspections thereof.

8.   INVENTORY, FUEL AND SUPPLIES.

     The Vessel shall be handed over by the Owner to the Charterer with the same equipment, installations, services and fungible supplies (such as lubricants, water, unopened provisions, paint, oil, lines and other similar fungible supplies) as those which the Vessel contained on delivery by the Charterer to the Owner pursuant to the Sale and Purchase Agreement.

     The Charterer must return the Vessel to the Owner, as the case may be, with the same goods delivered upon delivery of the Vessel hereunder, except for utilities provided by the Charterer. In the event that these utilities are delivered with the Vessel, the Owner shall pay the Charterer the amount thereof in accordance with their acquisition cost.

9.   INSURANCE

     9.1 The Charterer must execute or procure the execution of the relevant Marine and War Risk Insurance relating to the Vessel in accordance with standard market terms, under conditions satisfactory to the Owner, and in any event for an amount not lower than as set forth in section 27 in respect of hull and engine insurance.

     9.2 The Charterer shall also execute or procure the execution with a P&I ("Protection and Indemnity") club or association, of cover for all risks usually covered under these kinds of policies, with the maximum limit accepted thereby from time to time by clubs or

                               SWORN TRANSLATION

          associations of acknowledged reputation covering these kinds of risks. Submission of the "Certificate of Entry" into the club or association, and the "Letter of Undertaking" issued thereby shall constitute sufficient evidence to the Owner of the Vessel's insurance.

     9.3 The Vessel may not navigate in waters for which it does not hold full coverage pursuant to the contracted insurance, unless motivated by the requirements of the Time-Charter Agreement, In which case the Charterer should pay the relevant extra premium. Anyway, maximum care shall be required, avoiding to the extent possible the Vessel's needing to approach embargo or war zones.

     9.4 The interests of the Owner and the Banks III must be expressly reflected in the aforementioned insurance policies, by means of a clause designating the Owner as beneficiary thereof, together with the Banks III. In the "P&I" policies the Owner shall appear as insured.

     9.5 IN addition to the provisions of the foregoing sections, the Charterer undertakes that all insurance policies in accordance with the foregoing sections shall meet, at least the following requirements:

          9.5.1 be at least as usually contracted by a charterer with a business volume and routes same or similar to the Charterer's, which are owners or operators of vessels similar to the Vessel, not include franchises exceeding those set forth in said kind of policies of vessels of the same type and value and contain at least the same terms and conditions provided in such type of policies, and cover, at least, risks usually covered by such charterer in accordance with prudent practice within the sector and, in ant event, all risks of mandatory coverage in accordance with mandatory national or international legislation;

          9.5.2 be contracted with insurance companies (or P&I clubs or associations, as the case may be) of acknowledged reputation and solvency;

          9.5.3 cover at least, even by renewal thereof, the whole of the period between the Delivery Date of the Vessel and the date of performance of the put and/or call options mentioned in Clauses 18 and 19 below;

          9.5.4 provide that the insurer (or P&I club or association, as the case may be) must give immediate notice in writing to the Owner and to Banks III of any failure to pay the premium and any other acts or omissions of the policyholder or the insured whereof the insurer is aware and which may invalidate, annul or render ineffective the insurance cover in whole or in part;

          9.5.5 entitle, while this Agreement remains in force, the Owner and Banks III to pay the premium in the event of non-payment thereof by the holder, within a period not shorter than 30 days from such non-payment, and the insurance cover shall not be suspended at such time.

     9.6 At least while this Agreement remains in force, the Charterer undertakes that, on the Delivery Date and thereafter, on an annual basis as from such Delivery Date, the Owner and Banks III shall be sent a letter from the insurer (or P&I club or association, as the case may be) certifying the amount of the insured sums from time to time under the insurance policies, and that such amounts and insurance policies are in accordance with the requirements in respect thereof set forth in the present Clause, and the date of expiry of the insurance policies and any variations in the terms thereof.

     9.7 At least while this Agreement remains in force, the Charterer undertakes that, in the event of partial loss of the Vessel, the amount of the insurance indemnity received by the insured, as the case may be, is integrally allocated thereby to return the Vessel to its condition at the moment prior to the loss.

     9.8 The Charterer, subject to the approval of the insurers and the Banks III, shall make all repairs covered by the insurance and shall take charge of the management of the

                               SWORN TRANSLATION

     settlement of all costs relating to such repairs, and of collecting from the insurers the insured amounts, expenses and liabilities relating to repairs. The Charterer shall also be responsible for the performance of such repairs, and for paying the costs and expenses incurred in this regard which are not covered by insurance and/or do not exceed any eventual franchise(s) or deductible amounts provided in the insurance.

     The whole time used to repair the Vessel shall count as charter time, and, consequently, the Charterer shall be bound to pay the charter hire for such period.

9.9 In the event of total loss of the Vessel, all insurance payments for such loss may be paid to the Banks III, who shall distribute the insured sums among themselves, the Owner and the Charterer, in accordance with their respective interests. The Charterer undertakes to inform the Owner of any event whereby the Vessel may be declared a total loss under the terms of the insurance clauses.

10.  MORTGAGES

     The Owner as from the date hereof, irrevocably undertakes to create, on the Delivery Date, the Mortgage in favour of the Banks III to guarantee the return of Loan III by the Charterer.

     The Owner warrants that it has not agreed not shall agree to grant any other mortgage, lien or encumbrance other than the Mortgage over the Vessel.

11.  SALVAGE.

     Any salvage or towing performed by the Vessel shall be deemed performed for the exclusive benefit of the Charterer and the cost of repair of the damage caused to the Vessel on account of any such operations shall be exclusively borne by the Charterer.

12.  RESCUE AND SALVAGE OF THE VESSEL.

     In the event that the Vessel should sink or cause an obstruction to navigation, the Charterer shall be the sole party responsible for paying any amounts due to be paid on account of its sinking or obstruction or the consequences thereof. Consequently, the Charterer shall keep the Owner harmless from such costs and/or compensation payments.

     Similarly, the Charterer shall fully assume any liabilities arising from the salvage of the Vessel.

13.  REQUISITION.

     In the event that the Vessel is requisitioned for hire by any governmental or other competent authority (the "Requisition for Hire"), irrespective of the date during the Term when Requisition for Hire may occur and irrespective of the length thereof, and whether or not this occurs for an indefinite or a limited period of time, and independently of whether it may or will remain in force for the remainder of the Term, the Agreement shall not be deemed thereby or thereupon to interrupted or cancelled, and the Charterer shall continue to pay charter hire in accordance with the provisions of this Agreement until termination hereof, in accordance with any provisions hereunder, and in no event shall there be a return of any amounts paid in advance; always taking into account that in the event of "Requisition for Hire", any compensation received or receivable by the Owner shall, if received by the Charterer, be retained by it and, if received by the Owner, shall be payable to the Charterer on the three business days following the date on which it is received by the Owner. As a complement to the foregoing, the Owner hereby irrevocably assigns to the Charterer the right to collect any amounts as payment in respect of any Requisition for Hire.

14.  WAR.

     Save as a result of requirements motivated by the Time-Charter Agreement (and provided that the relevant extra-premium is paid to maintain the level of insurance cover), the

                                SWORN TRANSLATION

     Vessel may not be instructed to initiate or go to any place or on any journey, nor be used in services which may take it to any dangerous area as a result of a state of war or threat of war, hostilities, war operations, acts of piracy, hostility or sabotage against it or any other vessel or its cargo by any person, organisation or State, revolution, civil war, civil commotion, or the effects of the application of International Law, nor be exposed in any way to any risk or penalty which results in the imposition of sanctions, nor transport goods which may expose it in any way to risk of attachment, arrest, seizure, fines or any interference of any kind by the belligerent or fighting powers or parties or by any government or authority.

     The Vessel shall be free to comply with any order or instruction in respect of the departure, arrival, course, ports of call, stops, destinations, deliveries or any other order given by the government of the country under whose flagship the Vessel is sailing, or any other government, person (corporation) acting or attempting to act with the Authority of such government or committee or person entitled under the terms of the war risk insurance to give such orders or instructions.

     In the event of a breakout of hostilities, (with or without declaration of war) among any two or more States, none of the parties hereunder shall be entitled to cancel the Agreement.

15.  GROSS AVERAGE AND PARTICULAR AVERAGE

     In the case of gross average, the Owner shall not be obliged to disburse, pay, contribute to or in any other manner support the consequences which such general average has involved for the Vessel, its cargo, any third party, other ships and other cargoes. Therefore, irrespective of any rights the Charterer may have or hold against any third party in respect of such events, the Charterer shall be the sole Party having obligations with respect to the Owner, to repair the Vessel and to bear any consequences in respect of the gross average.

     The Owner hereby assigns to the Charterer any action or right to which it may be entitled against any third party as the result of gross average.

     The same rules shall apply in the event of a particular average.

16.  BILL OF LADING

     The Charterer will ensure that all of the Bills of Lading issued for the transport of goods under this Agreement contain the Paramount clause, encompassing any legislation whatsoever in relation to the liability of the carrier as may be compulsory in traffic. If such legislation does not exist, the British Carriage of Goods by Sea shall be included in the Bills of Lading. The Bills of Lading shall also include the revised New Jason clause and the Both-to-Blame Collision clause.

     The Charterer agrees to compensate the Owner for all consequences or liabilities resulting from the signing of the Bills of Lading or other documents by the Captain, Officers or agents.

17.  OTHER OBLIGATIONS OF THE CHARTERER

     17.1 Not to resolve on the dissolution of the Charterer until the completion of its obligations with regard to the Owner in accordance with this Agreement or any other Related Agreement.

     17.2 To communicate immediately to the Owner any inaccuracy observed in the data, documents or information provided thereto as a prerequisite for the execution hereof, and of the occurrence of any circumstance which could in any way adversely affect the rights or interests of the Owner derived from or in connection with this Agreement or the Vessel.

                                SWORN TRANSLATION

     17.3 To apply for and/or keep in force whatever authorisations, licenses, permits or registration entries as are, currently or in the future, necessary for the execution and delivery of this Agreement or in order to operate the Vessel.

     17.4 In general, to use, possess and operate the Vessel in compliance with all applicable Spanish and international regulations, and not to operate nor to place the Vessel (or ensure that it does not operate or situate itself) in areas excluded from the cover of any of the insurances provided for in this Agreement.

     17.5 To pay in due time and form any amount which, in accordance with Spanish, international or local law of the country concerned, if not duly paid, could constitute a Maritime Lien and/or give rise to any kind of lien, encumbrance or attachment against the Vessel.

     17.6 Not to encumber the Vessel, nor to allow it to be encumbered, nor to allow any kind of lien or encumbrance to subsist on the Vessel other than the Mortgage mentioned in Recital II.

     17.6 To comply with the terms and conditions of the Loan Agreement II and other Related Agreements to which they are a party.

18.  CALL OPTION

     18.1 In accordance with the provisions of this Clause, the Owner hereby grants the Charterer a call option (the "Call Option I") over the Vessel. If the Call Option I is exercised, the purchase price of the Vessel shall be the amount set out in Schedule 2 (the "Selling Price I").

     18.2 The Charterer may at any time during the period falling between one hundred and eighty days (180) days and ninety (90) days prior to the Expiry Date, exercise the Call Option I by means of a letter sent to the Owner drafted in accordance with the form attached as Schedule 3 to this Agreement, forming integral part hereof.

          If the Charterer exercises the Call Option I in the manner described above, the Charterer shall be necessarily obliged to pay the Owner, on the Expiry Date, the Selling Price I; pursuant to the payment of the Selling Price, the Charterer shall be entitled to acquire full title over the Vessel ("as is" on the Expiry Date and wherever it is located at such a time), for which purpose, the Owner and the Charterer shall execute, on the Expiry Date, any documents reasonably requested by the Charterer to the Owner and which are usual in this type of transactions, provided that on the Expiry Date or prior thereto, the Charterer should also have paid the Amounts owed by the Charterer or payable to the Owner hereunder.

     18.3 In the event that, after the expiration of the period provided under section (ii) above, the Charterer should not have exercised its Call Option I over the Vessel, the provisions of the following Clause shall apply.

     18.4 The provisions of this Clause concerning the Call Option I or the exercise thereof (and, also, the provisions of the following Clause concerning the Put Option I or the exercise thereof) shall in no way affect the Charterer's obligation to pay the charter hire in accordance with the payment schedule set forth in Schedule 1 hereunder, nor any other obligation of the Charterer hereunder.

     18.5 The Selling Price I shall coincide with the remaining amount of the Deposit II on the Expiry Date, for which reason the payment of such Selling Price I shall be made by the Owner's debiting such amount to the Deposit II, all of which subject to the terms and conditions of Pledge II.

                                SWORN TRANSLATION

19.  PUT OPTION

     19.1 The Charterer hereby grants the Owner a put option (the "Put Option I") over the Vessel, exclusively in the event that the former should not exercise the Call Option I to which it is entitled in accordance with the foregoing Clause.

          If the Put Option I is exercised, the sale and purchase price of the Vessel shall be the Selling Price I.

     19.2 The Owner may, at any time after the expiration of the period during which the Charterer could have exercised its Call Option I without having done so, at least ten (10) days prior to the Expiry Date, exercise the Put Option I, by means of a letter sent to the Charterer drafted in accordance with the form attached as Schedule 4 to this Agreement, forming integral part hereof.

     19.3 If the Owner exercises the Put Option I in the manner described above, the Charterer shall be necessarily obliged to pay on the Expiry Date, the Selling Price I; and to acquire on such date full title over the Vessel (as is at such time and wherever it is located at such a time), provided that on the Expiry Date it should not owe the Owner any amount, unless the Owner, at its sole discretion should decide to perform the sale ad purchase even in the absence of payment of these final amounts, without prejudice to subsequently claiming the payment thereof.

          On the Expiry Date, the Owner and the Charterer shall execute any documents reasonably requested by the Charterer to the Owner and which are usual in this type of transactions.

     19.4 As regards payment of the Selling Price, the provisions of section
          18.5 of Clause 18 above shall apply.

     19.5 Both in the case of the Call Option I or the Put Option I, the Vessel must be free of all liens and encumbrances created by the Owner, save for the Mortgage. Thus, the Vessel may be disposed of to the Charterer with any lien or encumbrance relating to maritime traffic and/or trade.

20.  AUTOMATIC EARLY TERMINATION OF THIS AGREEMENT

     In the event that:

     20.1. the relevant insurance Company should declare the Vessel to be a total loss or a constructive total loss, or

     20.2. the Vessel is expropriated by any government or other competent authority, or the Owner is in any other way deprived of the ownership of the Vessel by such authority, or

     20.3. the Owner loses legal title to the Vessel on account of any lien, encumbrance (other than the Mortgage), maritime lien, liability or any other event associated with trade or navigation, or

     20.4. the Owner loses legal title to the Vessel as a result of foreclosure of the Mortgage or as a result of any debt owed by the Charterer,

     20.5. the Shipbuilding Contract or the Sale and Purchase Agreement should be terminated in advance,

     this agreement shall be deemed terminated early on the date of occurrence of any of the foregoing events.

21.  CONSEQUENCES OF AUTOMATIC EARLY TERMINATION

     Upon the occurrence of an event of automatic early termination, the following shall apply:

     21.1. If the events occurred are as listed under sections 20.1 to 20.4 above:

                                SWORN TRANSLATION

          21.1.1 The Charterer hereby, taking into account (i) that the Owner has accepted to constitute a Mortgage (which, among other things, implies that the main beneficiary of the insurance in the event of total loss will be the Banks III up to the total amount owed by the Charterer), (ii) that the loss of title to the Vessel in the events of sections 20.3 and 20.4 of Clause 20 above would be based on debts incurred by the Charterer or as a result of maritime traffic or trade performed thereby, (iii) that in the event of loss of title over the Vessel according to the event of section 20.2 of Clause 20 above the amounts applied to repayment of Loan III will inure to the benefit of the Charterer as debtor of such Loan and (iv) the impairment to the net assets of the Owner entailed by the loss of the Vessel, in order to re-establish the balance between reciprocal obligations between the parties hereunder and under the Related Agreements, irrevocably undertakes not to claim the repayment of any amounts paid as charter hire up to the date thereof, which amounts have constitute firm payments without a right of repayment.

               In all such cases, the Charterer will pay the Owner the remaining amounts due under the Agreement until termination hereof (including the price of the options). As such amounts shall be the same as those owed by the Owner to the Bank II, the amounts owed by Bank II under Deposit II shall be deemed received by the Owner in performance of such obligation.

          21.1.2 If the event causing early termination were as provided in section 20.1 (total loss of the Vessel), amounts received from the insurance company shall be allocated in the following order:
               (i) to repayment of Loan III, up to the amount of the outstanding live balance thereof; (ii) to repayment of AIE's equity for the principal effectively contributed by the partners, plus an interest calculated at EURIBOR plus 2%; (iii) to the Charterer, to pay, as the case may be, and if it should be bound to do so, damages under the Time-Charter agreement executed with Repsol;
               (iv) to the AIE, to compensate the loss of tax financial return from the Tax Lease structure and (v) the excess, if any, to the Charterer.

          21.1.3 If the event causing early termination were as provided in section 20.2, the amounts obtained from the expropriating authority shall be allocated in the following order: (i) to repayment of Loan III, up to the amount of the outstanding live balance thereof; (ii) to repayment of AIE's equity for the principal effectively contributed by the partners, plus an interest calculated at EURIBOR plus 2%; (iii) to the Charterer, to pay, as the case may be, and if it should be bound to do so, damages under the Time-Charter agreement executed with Repsol;
               (iv) to the AIE, to compensate the loss of tax financial return from the Tax Lease structure and (v) the excess, if any, to the Charterer.

          21.1.4 If the event causing early termination were as provided in section 20.4, the amounts obtained from disposal of the Vessel shall be allocated in the following order: (i) to payment of any charges motivating the enforcement and disposal; (ii) to repayment of Loan III, up to the amount of the outstanding live balance thereof; (iii) to repayment of AIE's equity for the principal effectively contributed by the partners, plus an interest calculated at EURIBOR plus 2%; (iv) to AIE, to compensate the loss of tax financial return from the Tax Lease structure and (v) the excess, if any, to the Charterer.

          21.1.5 If the event causing early termination were as provided in section 20.4, the amounts obtained from the mortgage foreclosure shall be allocated, in the following order: (i) to repayment of Loan III, up to the amount of the outstanding live balance thereof; (ii) to repayment of AIE's equity for the

                                SWORN TRANSLATION

               principal effectively contributed by the partners, plus an interest calculated at EURIBOR plus 2%; (iii) to AIE, to compensate the loss of tax financial return from the Tax Lease structure and the excess, if any, to the Charterer.

     21.2 In the event of early termination pursuant to the early termination of the Shipbuilding Contract and the Sale and Purchase Agreement, the provisions of the Sale and Purchase Agreement shall govern the relations between the Charterer and the Owner for the repayment of the amounts paid by the Owner on account of the purchase price of the Vessel.

22.  VOLUNTARY EARLY TERMINATION

     In the event that:

     22.1. the Charterer breaches its obligation to pay amounts into the Deposits in accordance with the provisions of the following Clauses or to pledge said amounts in favour of Bank II; or

     22.2 the Charterer breaches its maintenance or insurance obligations over the Vessel; or

     22.3 the Charterer should submit an application to be declared subject to suspension of payments or bankruptcy or, if, in this last case, the application comes from a third party and is admitted pursuant to a court resolution, or if the Charterer should acknowledge its inability to pay all or a substantial part of its debts upon maturity thereof or if it should initiate a renegotiation of all or a substantial part of its payment responsibilities, or

     22.4 if the Charterer should allow protests of acceptance or should in any way be in breach of any payment obligations vis-a-vis third parties in general for an amount exceeding 75,000 Euro or their equivalent, or

     22.5 if for any reason the Charterer should cease to conduct its business, resolve on its dissolution, liquidation or the closure of the majority of its commercial establishments, or

     22.6 the Charterer should breach any other material obligations hereunder, or

     22.7 the Vessel should be abandoned by the Charterer, or

     22.8 for reasons attributable to the Charterer the Owner (or its partners), in view of the fact that the former has not obtained or is not expected to obtain the expected economic or financial-accounting result for the present transactions (without limitation, such circumstance shall be deemed to occur in the event that the Owner cannot be registered, in respect of the Vessel, as a naval entity in the Registry for vessels and seafaring companies in the territory of the Autonomous Region of the Canary Islands, created by Additional Provision 15, Law 27/1992, or the Vessel cannot be registered with such registry, in both cases, for causes attributable to the Charterer), or

     22.9 if any of the Related Agreements were terminated early or should be declared null and void (save if for causes attributable to the Owner)

     the owner shall be entitled, but not obliged, to terminate early this Agreement forthwith.

23.  CONSEQUENCES OF A VOLUNTARY EARLY TERMINATION

     Upon the occurrence of an event of automatic early termination provided under Clause 22 above, the following shall apply:

     23.1 If any of the foregoing events should occur prior to delivery of the Vessel, early cancellation of the Sale and Purchase Agreement shall take place, with the consequences determined therein.

                                SWORN TRANSLATION

     23.2 If any of the foregoing events should occur after the delivery of the Vessel, as well as there being no right to repayment of amounts already paid by the Charterer, the following shall apply:

          23.2.1 Put Option

          In the event of any of the foregoing events, the Charterer hereby grants the Owner a put option (the "Put Option II") over the Vessel, so that, if voluntarily exercised by the Owner, the sale of the Vessel in favour of the Charterer shall be deemed made on the date on which the Owner issues a notice of exercise of the Put Option.

          The Owner may exercise the Put Option II within 30 days following the date of early termination hereof.

          The selling price (the "Selling Price II") which the Charterer shall be necessarily obliged to pay shall be equal to the amount deposited at the time in the Deposit II, and shall be paid with the funds existing at such time, by the relevant debit thereof.

          The Owner and the Charterer shall execute any documents reasonably requested by the Charterer to the Owner and which are usual in this type of transactions.

          The Vessel shall be disposed of under the conditions provided in Clause 18.5 above.

          As well as the foregoing, if the event causing early termination were as provided in sections 22.1 or 22.2 above, and the Owner should exercise the Put Option II for such reason, the price payable by the Charterer for the Vessel shall be the Selling Price II increased by the amounts advanced, as the case may be, by the Owner for the aforementioned items, motivating the breach.

          If the event causing early termination were as provided in sections
          22.1 to 22.7 and 22.8 and 22.9 above (if in these two last cases it were for causes directly attributable to the Charterer), the Charterer shall compensate the Owner for all expenses and damages caused by its breach, including the loss of tax financial return from the Tax Lease structure, Subsidy 442 and Canary Islands Registry, and the costs of undoing hedging positions (derivatives) linked to such financial structure. If the result of settling such hedging transactions were positive, said amount shall be applied to the Charterer's aforementioned compensation obligation.

26.  EXONERATION OF LIABILITY AND COMPENSATION

     The Charterer may not incur in nor allow any kind of withholding or encumbrance for itself or through its agent, which could take priority over the title and interest of the Owner in and to the Vessel.

     The Charterer also agrees to place a plaque in a visible position on the Vessel, and to keep it there throughout the duration of the Agreement, with the following text:

     "This Vessel is the property of POSEIDON GAS, AIE, is chartered to NAVIERA
     F. TAPIAS GAS III, S.A., and, in accordance with the terms of a charter agreement, neither the Charterer nor the captain has any right, power or authority to effect or incur or to allow any kind of encumbrance to be imposed upon the Vessel".

     The Charterer shall compensate and shall keep the Owner harmless from any encumbrances of any nature whatsoever as may arise with regard to the Vessel during the Term or during any other period during which the Vessel is under the control of the Charterer, and from any claims against the Owner derived from the operation of the Vessel, or from any negligence on the part of the Charterer in relation to the Vessel or its operation. If the Vessel were to be arrested as a result of claims or encumbrances derived

                                SWORN TRANSLATION

     from its operation by the Charterer, the Charterer shall take all reasonable steps, at its expense, in order to ensure that, within a reasonable length of time, the Vessel will be released and shall also deposit, also at its expense, a bond which will ensure the release of the Vessel.

     The foregoing representations and warranties include any claim whatsoever from a third party for reasons of civil liability relating to the Vessel or its cargo, claims from the captain or the crew, claims relating to gross or particular average, salvage of or by the Vessel, rescue of the Vessel or any other claim directly or indirectly related to navigation or maritime traffic.

25.  RETURN

     The Charterer shall at the end of the Term return the Vessel to the Owner, in the event of failure to exercise the options provided hereunder, at a safe port without ice, as set forth in box 16. The Charterer shall give a preliminary notice, at least 30 days in advance, and a final notice, at least 14 days in advance of the expected date, of the port of return of the Vessel. Any change as from such moment to the location of the Vessel must be immediately communicated to the Owner.

     Where the Vessel is on a voyage the duration whereof exceeds the Term, the Charterer may use the Vessel to complete the journey, if a reasonable calculation of the duration of the voyage allows the Vessel to be returned at a date similar to the date of termination of the agreement.

     The Vessel shall be returned to the Owner in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear excepted, which does not affect its class.

     The Vessel, at the time of its return, shall have an up-to-date revision cycle and class certificates with validity lasting at least the number of months set forth in box 12.

26.  DEPOSIT II

     The Charterer hereby undertakes to make payments into Deposit II in the amounts provided in the Framework Agreement. The payments mentioned above shall be paid by the Charterer into such Deposit on the same date as it is to make payments to the Shipbuilder in accordance with the Shipbuilding Contract.

     Said amounts, although to be pledged in favour of Bank II to answer for the payment of Loan II by Pledge II, are deposited in their turn to secure the payments mentioned hereunder.

27.  ASSIGNMENT AND SUBLEASE

     This Agreement may not be assigned to third parties. The Vessel may be bareboat subleased by the Charterer with the prior consent of Banks II and of the Owner, provided that (i) the sub-lessees accept all obligations relating to navigation, insurance, maritime trade, registration and flagship of the Vessel provided hereunder; (ii) the aforementioned sub-lease in no way releases the Charterer from any of its obligations and commitments hereunder, including those mentioned in section (i) above.

28.  REGISTRATION

     The Vessel shall sail under the Spanish flag and shall be registered, together with this Agreement, with the Registry for vessels and seafaring companies in the territory of the Autonomous Region of the Canary Islands - Rebeca-, created by Additional Provision 15, Law 27/1992 and with the Commercial Registry.

     The Vessel, during the Term, may not be registered with any registry other than Rebeca nor, consequently, sail under a flag other than the Spanish flag.

                                SWORN TRANSLATION

29.  NAME OF THE VESSEL.

     The name of the Vessel shall be as set forth in Box 5. Notwithstanding the foregoing, the Charterer may modify such name. Such change must be notified forthwith to the Owner, Banks II and Banks III.

30.  LIMITED RECOURSE.

     30.1 The Charterer, with express waiver of any right to which it may be entitled, including application of article 1911 of the Civil Code, hereby declares that the Owner shall only be liable against the Charterer for the Vessel, for any claim which the latter may have against the former relating to the Vessel or to this Agreement, excluding any other present or future goods or rights included, currently or in the future, in the assets of the Owner or its partners. Consequently, the Charterer may only enforce against the Vessel pursuant to any action its rights against the Owner.

     30.2 Similarly, the Owner, with express waiver of any right to which it may be entitled, including application of article 1911 of the Civil Code, hereby declares that the Charterer shall only be liable against the Owner for any claim which the latter may have against the former for payment of the charter hire and/or the sale and purchase price of the Vessel and/or amounts payable as a direct result of the early termination hereof, with Deposit II, excluding any other present or future goods or rights included, currently or in the future, in the assets of the Charterer or its partners. Consequently, the Owner may only enforce against Deposit II pursuant to any action its rights in such cases.

          Any other payment not expressly mentioned in the foregoing paragraph is excepted from the limited recourse agreement provided in this section 30.2, including, without limitation, any claim made by the Owner to the Charterer as a result of (a) any third party claim against the Owner derived from any act, fact or circumstance or event relating hereto, to the Vessel or to its navigation or maritime trade (Clause 24 above); (b) payment of the Vessel's insurance by the Owner, in the event that the Charterer should have failed to pay such insurance; (c) compensation obligations provided hereunder and (d) any kind of expense or tax relating hereto or to the performance hereof, in accordance with Clause 32 below, which must be borne by the Charterer.

     This Clause shall remain in force although the agreement should be early terminated, so that, although it should be terminated prior to the Delivery Date, the Owner shall repay Loan II in the form and manner provided hereunder.

31.  NET PAYMENTS

     All amounts which the Charterer is obliged to pay under this Agreement shall be paid without any deductions or withholding tax, and the Charterer shall bear any taxes and expenses which may apply to such payments, currently or in the future, but excluding in any event, Companies' Tax (or any tax replacing it) which applies to the returns obtained by the Owner. If for any reason the Charterer should be irredeemably obliged to make a deduction or withholding, it shall do so, but shall pay the Owner such complementary amounts as may be necessary, in order that the amounts paid by the Charterer shall be the same as if such deductions or withholdings did not exist.

32.  EXPENSES AND TAXES

     The Charterer shall undertake the obligation to pay any expenses, taxes, duties, encumbrances, professional fees, Notaries Public and registries (administrative and commercial) and other current or future items which may arise or accrue as a result of the execution of this Agreement or the performance thereof, and any provisions hereunder, including put and call options, assignments or rights etc. Similarly, the Charterer shall bear any taxes which currently or in the future may apply to the property or possession of

                                SWORN TRANSLATION

     vessels such as the Vessel, even if such taxes are payable by the Owner. Notwithstanding the foregoing, taxes on capital gains resulting from the sale of the Vessel as a result of the exercise of the call or put options mentioned above shall be exempted from the foregoing, as shall the Companies' Tax applicable to returns obtained by the Owner.

33.  ENTRY INTO FORCE

     This Agreement shall enter into force simultaneously to the execution and entry into force of the Related Agreements.

34.  APPLICABLE LAW AND JURISDICTION

     This Agreement shall be governed by English law.

     The parties hereby submit to the jurisdiction of the High Court of England and Wales for the resolution of any disputes, litigations or controversies as may arise herefrom.

And, in witness whereof, both parties hereby sign the present agreement in three counterparts, to one sole effect, at the place and date mentioned above.


        [illegible signature]                     [illegible signature]
-------------------------------------   ----------------------------------------
              THE OWNER                               THE CHARTERER